Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Smart & Final Stores, Inc. (the “Company”), for the quarterly period ended March 26, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David G. Hirz, as Chief Executive Officer of the Company, and Richard N. Phegley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)                                            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David G. Hirz
Name:	David G. Hirz
Title:	Chief Executive Officer
(Principal Executive Officer)
Date:	May 3, 2017

/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Chief Financial Officer
(Principal Financial Officer)
Date:	May 3, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.